Press Contact: Amy Biemiller Director of Communications Brandywine Realty Trust 610-832-7705 amy.biemiller@bdnreit.com	Investor Contact: Howard M. Sipzner EVP & CFO Brandywine Realty Trust 610-832-4907 howard.sipzner@bdnreit.com
Brandywine Realty Trust Announces Fourth Quarter and Full Year 2006 Earnings
Radnor, PA, February 22, 2007 — Brandywine Realty Trust (NYSE:BDN), one of the largest real estate investment trusts focused on the ownership, management and development of class A, suburban and urban office buildings in selected markets throughout the United States announced today its financial results for the three and twelve month periods ended December 31, 2006. The highlights are as follows:
Financial Highlights
•	Net income totaled $24.1 million or $0.25 per diluted share in the fourth quarter of 2006, compared to $8.6 million or $0.12 per diluted share in the fourth quarter of 2005.

•	Funds from operations (FFO) totaled $59.0 million or $0.63 per diluted share in the fourth quarter of 2006, compared to $34.1 million or $0.58 per diluted share in the fourth quarter of 2005. Excluding $1.4 million and $1.9 million of non-cash debt extinguishment costs in the fourth quarters of 2006 and 2005, respectively, FFO would have totaled $60.4 million or $0.65 per diluted share in the fourth quarter of 2006, compared to $36.0 million or $0.62 per diluted share in the fourth quarter of 2005.

•	Net income totaled $10.5 million or $0.03 per diluted share in 2006, compared to $42.8 million or $0.62 per diluted share in 2005.

•	FFO totaled $234.9 million or $2.49 per diluted share in 2006, compared to $141.8 million or $2.44 per diluted share in 2005. Excluding the aforementioned debt extinguishment costs, FFO would have totaled $236.3 million or $2.51 per diluted share in 2006, compared to $143.7 million or $2.47 per diluted share in 2005.

•	Our FFO payout ratio was 69.8% for the fourth quarter of 2006 and 70.7% for the full year.
Portfolio Highlights
•	At December 31, 2006, the core portfolio was 91.5% occupied and 93.2% leased versus 90.9% and 92.3%, respectively, at December 31, 2005. Overall, we owned 313 properties at December 31, 2006 encompassing 285 properties in the core portfolio, 13 properties under development, redevelopment or lease-up and 15 properties in our consolidated joint ventures.

•	Net operating income (NOI) in the fourth quarter of 2006 increased 5.5% on a GAAP basis and 8.2% on a cash basis versus the prior year for the 238 same store properties which were 92.3% occupied on December 31, 2006 versus 91.0% on December 31, 2005. Our overall NOI margin on a GAAP basis was 62.7% for the fourth quarter of 2006 and 61.7% for all of 2006.

•	In the fourth quarter of 2006, our core portfolio retention rate was 82.1% with net absorption of 177,000 square feet, resulting in total 2006 net absorption of 455,000 square feet.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

Investment Highlights
•	During 2006, we purchased six office properties for an aggregate price of $227.2 million and four land parcels for future development at a cost of $15.7 million, in addition to closing the $2.6 billion Prentiss merger in January 2006.

•	During 2006, we sold 23 office properties for total proceeds of $467.3 million generating $20.2 million of gains on the sale of these discontinued properties and sold four undepreciated land parcels for $29.2 million generating an additional $14.2 million of gains. The $14.2 million of gains on the sale of the undepreciated land parcels (as well as the $20.2 million of gains on the sale of discontinued properties) have not been included in our calculation of FFO or Cash Available for Distribution (CAD).

•	In 2006, we completed $215.4 million of development activity at an overall annualized GAAP and cash yield on cost of 9.1% and 7.0%, respectively, based on executed leases and our estimate of the associated operating expenses. At December 31, 2006, our development pipeline encompassed nine major projects with a total projected cost of $304.3 million of which $141.2 million had been funded. Completion of these projects is expected to occur between May 2007 and October 2008.
Capital Markets Highlights
•	In 2006, we implemented a new $600 million unsecured credit facility, raised $1.2 billion via three unsecured note issuances and one exchangeable note issuance, spent $59.9 million to repurchase 1.8 million common shares in conjunction with our exchangeable note issuance, spent an additional $34.4 million to repurchase 1.2 million common shares and used the securities portfolio held as collateral in conjunction with the defeasance of our $181.8 million secured note due in February 2007 to prepay that note in November 2006.

•	During 2006, we repaid $16.9 million of mortgage notes, transferred a $13.5 million mortgage note to the buyer in connection with the sale of one of our properties and entered into a new $20.5 million mortgage note in conjunction with the financing of one of our consolidated joint ventures.

•	As a result of these and other related activities, our debt (net of cash on hand) to total market capitalization was 49.7% at December 31, 2006 and we achieved a 2.5 times interest coverage ratio for all of 2006.

•	In January 2007, we redeemed our $300 million Floating Rate Guaranteed Notes due 2009, thereby incurring the aforementioned $1.4 million of non-cash debt extinguishment costs.
“2006 was a very successful year for our company,” stated Gerard H. Sweeney, Brandywine Realty Trust’s President and Chief Executive Officer. “We completed the merger and ensuing integration of Prentiss Properties into Brandywine, resulting in a more diversified geographic platform, a broader and deeper management team and expanded tenant relationships. Our leasing, development and capital recycling programs are all on or ahead of target, and our strong balance sheet gives us ample flexibility to execute our internal and external growth initiatives. With more favorable conditions emerging in our target markets, we hope to deliver more meaningful growth from our existing operations in 2007 and beyond.”
Financial Results
Net income totaled $24.1 million or $0.25 per diluted share in the fourth quarter of 2006, compared to $8.6 million or $0.12 per diluted share in the fourth quarter of 2005. The fourth quarter of 2006 included $11.6 million of gains on the sale of undepreciated land and $15.1 million of gains on the sale of discontinued operations, while the corresponding period in 2005 had neither of these.
FFO totaled $59.0 million or $0.63 per diluted share in the fourth quarter of 2006, compared to $34.1 million or $0.58 per diluted share in the fourth quarter of 2005. Excluding $1.4 million and $1.9 million of accelerated amortization of deferred financing costs related to the early pay-off of certain loans in the fourth quarters of 2006 and 2005, respectively, FFO totaled $60.4 million or $0.65 per diluted share in the fourth quarter of 2006, compared to $36.0 million or $0.62 per diluted share in the fourth quarter of 2005.
Net income totaled $10.5 million or $0.03 per diluted share in 2006, compared to $42.8 million or $0.62 per diluted share in 2005. 2006 included $14.2 million of gains on the sale of undepreciated land and $20.2 million of gains on the sale of discontinued operations, while 2005 had $4.6 million of gains on the sale of undepreciated land and $2.2 million of gains on the sale of discontinued operations.
FFO totaled $234.9 million or $2.49 per diluted share in 2006, compared to $141.8 million or $2.44 per diluted share in 2005. Incorporating the aforementioned non-cash adjustments related to early loan pay-offs, FFO totaled $236.3 million or $2.51 per diluted share in 2006, compared to $143.7 million or $2.47 per diluted share in 2005.
Our 2006 fourth quarter and full year incorporate the operations of the former Prentiss Property Trust from January 6, 2006 onward, reflecting the closing of the associated merger on January 5, 2006. In conjunction with the merger, Brandywine Realty Trust has completed its purchase accounting for the transaction, which among other things, resulted in a series of intangible assets and liabilities whose amortization is reflected in the results of operations for the associated periods.
Distributions
On December 19, 2006, the Board of Trustees declared a quarterly dividend distribution of $0.44 per common share that was paid on January 15, 2007 to shareholders of record as of January 5, 2007. The Board also declared quarterly dividends of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on January 15, 2007 to holders of record as of December 30, 2006 of the Series C and Series D Preferred Shares, respectively.
Share Repurchase Program
As of December 31, 2006, the Company may purchase an additional 2,319,800 common shares under its Board-approved share repurchase program. Repurchases may be made from time to time in the open market or in privately negotiated transactions, subject to market conditions and compliance with legal requirements. The share repurchase program does not contain any time limitation and does not obligate the Company to repurchase any shares. The Company may discontinue the program at any time.
2007 FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in Brandywine’s reports filed with the Securities and Exchange Commission, we are revising our previously announced guidance for full year 2007 FFO per diluted share to a range of $2.57 and $2.65 from the prior range of $2.55 to $2.65, reflecting the recognition of the $1.4 million early debt extinguishment charge in the fourth quarter of 2006. All other prior assumptions remain unchanged at this time. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of FFO per diluted share and earnings per diluted share:

Guidance for 2007	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.16)	to	$(0.09)
Plus: real estate depreciation and amortization	2.73	to	2.74

FFO per diluted share	$2.57	to	$2.65

For guidance purposes, we have not included gains from the sale of real estate not otherwise disclosed, the impact on operating income from future sales of properties or losses from impairment write-downs of our assets or securities. Our 2007 FFO guidance does not include any income from the sale of undepreciated real estate, in line with our prior practice.
Forward-Looking Statements
Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete.
Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2005. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
Funds from Operations
The Company computes its financial results in accordance with generally accepted accounting prionciples (GAAP). FFO is a widely recognized measure of real estate investment trust (REIT) performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that the Company believes to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and minority interest. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income

(determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.
For information purposes, we also provide FFO adjusted for debt extinguishment costs. Although our FFO as adjusted differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding the effects of debt extinguishment, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Cash Available for Distribution
Cash available for distribution is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.
Fourth Quarter Earnings Call and Supplemental Information Package
The Company will be hosting a conference call on Friday, February 23, 2007 at 11:00 a.m. EST. The conference call can be accessed by calling 1-800-683-1525, reference conference ID #8363577. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, March 9, 2007 by calling 1-877-519-4471 — access code 8363577. In addition, the conference call can be accessed via a web cast located on the Company’s website at www.brandywinerealty.com.
The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of fourth quarter earnings. The Supplemental Information package is available in the “Investor Relations – Financial Reports” section of the Company’s website at www.brandywinerealty.com.
Looking Ahead — First Quarter 2007 Conference Call
We anticipate that we will release our first quarter 2007 earnings on Tuesday, May 1, 2007, after the market close and will host our first quarter 2007 conference call on Wednesday, May 2, 2007, at 11:00 a.m. EDT. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN), with headquarters in Radnor, PA, is one of the largest full-service, completely integrated real estate companies in the United States. Organized as a real estate investment trust (REIT), Brandywine owns, manages or has ownership interests in office and industrial properties aggregating 43 million square feet. For more information, visit Brandywine’s website at www.brandywinerealty.com.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31,	December 31,
	2006	2005
ASSETS
Real estate investments:
Operating properties	$4,927,305	$2,560,061
Accumulated depreciation	(515,698)	(390,333)

	4,411,607	2,169,728
Construction-in-progress	217,886	273,240
Land held for development	110,233	98,518

	4,739,726	2,541,486

Cash and cash equivalents	25,377	7,174
Restricted cash	22,559	18,498
Accounts receivable, net	19,957	12,874
Accrued rent receivable, net	71,589	47,034
Assets held for sale, net	126,016	—
Investment in real estate ventures	74,574	13,331
Deferred costs, net	73,708	37,602
Intangible assets, net	281,251	78,097
Other assets	73,506	49,649

Total assets	$5,508,263	$2,805,745

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable	$883,920	$494,777
Secured note payable	—	—
Borrowings under credit facilities	60,000	90,000
Unsecured senior notes, net of discounts	2,208,310	936,607
Accounts payable and accrued expenses	108,400	52,635
Distributions payable	42,760	28,880
Tenant security deposits and deferred rents	55,697	20,953
Acquired lease intangibles, net	92,527	34,704
Other liabilities	13,906	4,466
Mortgage note payable and other liabilities held for sale, net	20,826	—

Total liabilities	3,486,346	1,663,022

Minority interest	123,991	37,859

Beneficiaries’ equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	883	562
Additional paid-in capital	2,311,541	1,369,913
Cumulative earnings	423,764	413,282
Accumulated other comprehensive (income) loss	1,576	(3,169)
Cumulative distributions	(839,881)	(675,767)

Total beneficiaries’ equity	1,897,926	1,104,864

Total liabilities and beneficiaries’ equity	$5,508,263	$2,805,745

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Revenue
Rents	$145,108	$81,341	$559,936	$318,218
Tenant reimbursements	24,541	14,272	80,470	48,562
Other	5,085	2,047	22,395	13,844

Total revenue	174,734	97,660	662,801	380,624

Operating Expenses
Property operating expenses	47,613	29,339	188,001	111,192
Real estate taxes	17,640	9,977	65,584	38,180
Depreciation and amortization	59,520	26,406	248,132	109,118
Administrative expenses	6,940	4,366	29,644	17,982

Total operating expenses	131,713	70,088	531,361	276,472

Operating income	43,021	27,572	131,440	104,152

Other income (expense)
Interest income	1,811	410	9,513	1,370
Interest expense	(44,699)	(18,570)	(171,177)	(70,152)
Deferred financing costs	(2,545)	(2,316)	(4,607)	(3,766)
Equity in income of real estate ventures	367	874	2,165	3,172
Net gain on sale of interests in real estate	11,582	—	14,190	4,640
Gain on termination of purchase contract	—	—	3,147	—

Income (loss) before minority interest	9,537	7,970	(15,329)	39,416
Minority interest — partners’ share of consolidated real estate ventures	(290)	—	270	—
Minority interest attributable to continuing operations — LP units	(318)	(143)	1,028	(1,237)

Income (loss) from continuing operations	8,929	7,827	(14,031)	38,179

Discontinued operations:
Income from discontinued operations	849	827	7,681	2,555
Net gain on disposition of discontinued operations	15,055	—	20,243	2,196
Minority interest — partners’ share of consolidated real estate venture	—	—	(2,239)	—
Minority interest attributable to discontinued operations — LP units	(717)	(28)	(1,172)	(163)

	15,187	799	24,513	4,588

Net income	24,116	8,626	10,482	42,767

Income allocated to Preferred Shares	(1,998)	(1,998)	(7,992)	(7,992)

Income allocated to Common Shares	$22,118	$6,628	$2,490	$34,775

PER SHARE DATA
Basic income per Common Share	$0.25	$0.12	$0.03	$0.62

Basic weighted-average shares outstanding	88,331,988	56,179,075	89,552,301	55,846,268

Diluted income per Common Share	$0.25	$0.12	$0.03	$0.62

Diluted weighted-average shares outstanding	89,186,374	56,357,483	90,070,825	56,104,588

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	12/31/06	12/31/05	12/31/06	12/31/05
Reconciliation of Net Income to Funds from Operations (FFO):
Net income	$24,116	$8,626	$10,482	$42,767

Add (deduct):
Minority interest attributable to continuing operations — LP units	318	143	(1,028)	1,237
Net gains on sale of undepreciated real estate	(11,582)	—	(14,190)	(4,640)
Minority interest attributable to discontinued operations — LP units	717	28	1,172	163
Net gains on disposition of discontinued operations	(15,055)	—	(20,243)	(2,196)
Minority Interest — partners’ share of net gain on sale	—	—	1,757	—

Income (loss) before net gains on sale of interests in real estate and minority interest	(1,486)	8,797	(22,050)	37,331

Add:
Depreciation:
Real property — continuing operations	39,480	20,200	168,515	80,414
Real property — discontinued operations	3,076	690	17,284	2,939
Company’s share of unconsolidated real estate ventures	1,722	371	6,740	1,798
Partners’ share of consolidated real estate ventures	(1,554)	—	(6,381)	—
Amortization of leasing costs (includes acquired intangibles)	19,725	6,042	78,770	27,304

Perpetual Preferred Share distributions	(1,998)	(1,998)	(7,992)	(7,992)

Funds from operations (1)	$58,965	$34,102	$234,886	$141,794

FFO, excluding accelerated debt extinguishment costs (2)	$60,355	$36,024	$236,276	$143,716

FFO per share — fully diluted	$0.63	$0.58	$2.49	$2.44

FFO per share — fully diluted, excluding accelerated debt extinguishment costs (2)	$0.65	$0.62	$2.51	$2.47

Weighted-average shares/units outstanding — fully diluted	93,361,536	58,302,750	94,222,124	58,111,162
EPS — diluted	$0.25	$0.12	$0.03	$0.62

Weighted-average shares outstanding — fully diluted	89,186,374	56,357,483	90,070,825	56,104,588
Distributions per Common Share	$0.44	$0.44	$1.76	$1.76

Payout ratio of FFO (Distribution per Common Share divided by FFO per Share)	69.8%	75.9%	70.7%	72.1%
Payout ratio of FFO, excluding accelerated debt extinguishment costs (2)	67.7%	71.0%	70.1%	71.3%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
FFO, excluding accelerated debt extinguishment costs (2)	$60,355	$36,024	$236,276	$143,716

Add (deduct):
Rental income from straight-line rents	(9,133)	(4,137)	(32,618)	(14,593)
Deferred market rental income	(2,967)	(491)	(9,034)	(1,542)
Amortization:
Deferred financing costs	2,545	394	4,607	1,845
Deferred compensation costs	1,115	692	3,448	2,765
Second generation capital expenditures (3):
Building improvements (4)	(5,093)	—	(13,919)	—
Tenant improvements	(11,012)	(7,975)	(33,969)	(33,075)
Lease commissions	(2,924)	(785)	(9,889)	(3,534)

Cash available for distribution	$32,886	$23,722	$144,902	$95,582

Weighted-average shares/units outstanding — fully diluted	93,361,536	58,302,750	94,222,124	58,111,162
Distributions per Common Share	$0.44	$0.44	$1.76	$1.76

Cash flows from:
Operating activities	$19,886	$21,379	$233,565	$125,146
Investing activities	145,249	(46,265)	(907,794)	(252,416)
Financing activities	(156,295)	8,720	692,433	119,098

(1)	Included in FFO for the year ending December 31, 2006 and the quarter ending September 30, 2006 is a $3.1 million gain on termination of a purchase contract. Included in FFO for the quarter and year ending December 31, 2006 is a $0.8 million gain on condemnation of a land parcel.

(2)	2006 FFO excludes the $1.4 million accelerated amortization of deferred financing costs in the 4th quarter of 2006 as a result of our early pay off of the 2009 floating rate notes in January 2007. 2005 FFO excludes the $1.9 million accelerated amortization of deferred financing costs in the 4th Quarter of 2005 as a result of terminating the existing line of credit upon entering into the amended and restated credit agreement on 12/22/05.

(3)	Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

(4)	Building improvements and tenant improvements are combined for all periods prior to 3/31/06.

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — QUARTER
(unaudited and in thousands)
Of the 313 properties owned by the Company as of December 31, 2006, a total of 238 properties (“Same Store Properties”) containing an aggregate of 17.9 million net rentable square feet were owned for the entire three-month periods ended December 31, 2006 and 2005. Average occupancy for the Same Store Properties was 92.3% during 2006 and 91.0% during 2005. The following table sets forth revenue and expense information for the Same Store Properties:

	Quarter Ended December 31,
	2006	2005
Revenue
Rents (a)	$79,529	$77,420
Tenant reimbursements	14,585	13,683
Other (b)	1,561	825

	95,675	91,928

Operating expenses
Property operating expenses	29,600	29,331
Real estate taxes	9,725	9,181

	39,325	38,512

Net operating income	$56,350	$53,416

Net operating income percentage increase over prior year	5.5%

Net operating income	$56,350	$53,416
Straight line rents	(2,170)	(3,465)
FAS 141 rents	(742)	(562)

Cash — Net operating income	$53,438	$49,389

Cash — Net operating income percentage increase over prior year	8.2%

(a)	Incudes straight line rental income of $2,170 in 2006 and $3,465 in 2005

(b)	Includes net termination fee income of $244 in 2006 and $469 in 2005 The following table is a reconciliation of Net Income to Same Store net operating income:

	Quarter Ended December 31,
	2006	2005
Net Income	$24,116	$8,626
Add/(deduct):
Interest income	(1,811)	(410)
Interest expense	44,699	18,570
Deferred financing costs	2,545	2,316
Interest expense attributable to Company’s share of unconsolidated real estate ventures	—	—
Interest expense attributable to Partners’ share of consolidated real estate ventures	—	—
Equity in income of real estate ventures	(367)	(874)
Depreciation and amortization	59,520	26,406
Depreciation and amortization expense attributable to Company’s share of unconsolidated real estate ventures	—	—
Depreciation and amortization expense attributable to Partners’ share of consolidated real estate ventures	—	—
Net gain on sale of undepreciated real estate	(11,582)	—
Gain on termination of purchase contract	—	—
Minority interest — partners’ share of consolidated real estate ventures	290	—
Minority interest attributable to continuing operations — LP units	318	143
Income from discontinued operations	(15,187)	(799)

Consolidated net operating income	102,541	53,978
Less: Net operating income of non same store properties	(45,389)	(1,000)
Less: Eliminations and non-property specific net operating income (loss)	(802)	438

Same Store net operating income	$56,350	$53,416

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR TO DATE
(unaudited and in thousands)
Of the 313 Properties owned by the Company as of December 31, 2006, a total of 234 Properties (“Same Store Properties”) containing an aggregate of 17.5 million net rentable square feet were owned for the entire twelve-month periods ended December 31, 2006 and 2005. Average occupancy for the Same Store Properties was 92.2% during 2006 and 91.1% during 2005. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve Months Ended December 31,
	2006	2005
Revenue
Rents (a)	$308,160	$305,126
Tenant reimbursements	48,086	46,705
Other (b)	9,499	8,153

	365,745	359,984

Operating expenses
Property operating expenses	114,455	112,656
Real estate taxes	36,682	34,387

	151,137	147,043

Net operating income	$214,608	$212,941

Net operating income percentage increase over prior year	0.8%

Net operating income	$214,608	$212,941
Straight line rents	(8,636)	(11,141)
FAS 141 rents	(2,713)	(1,546)

Cash — Net operating income	$203,259	$200,254

Cash — Net operating income percentage increase over prior year	1.5%

(a)	Includes straight-line rental income of $8,636 in 2006 and $11,141 in 2005

(b)	Includes net termination fee income of $6,133 in 2006 and $5,583 in 2005
The following table is a reconciliation of Net Income to Same Store net operating income:

	Twelve Months Ended December 31,
	2006	2005
Net Income	$10,482	$42,767
Add/(deduct):
Interest income	(9,513)	(1,370)
Interest expense	171,177	70,152
Deferred financing costs	4,607	3,766
Interest expense attributable to Company’s share of unconsolidated real estate ventures
Interest expense attributable to Partners’ share of consolidated real estate ventures
Equity in income of real estate ventures	(2,165)	(3,172)
Depreciation and amortization	248,132	109,118
Depreciation and amortization expense attributable to Company’s share of unconsolidated real estate ventures
Depreciation and amortization expense attributable to Partners’ share of consolidated real estate ventures
Net gain on sale of undepreciated real estate	(14,190)	(4,640)
Gain on termination of purchase contract	(3,147)	—
Minority interest — partners’ share of consolidated real estate ventures	(270)	—
Minority interest attributable to continuing operations — LP units	(1,028)	1,237
Income from discontinued operations	(24,513)	(4,588)

Consolidated net operating income	379,572	213,270
Less: Net operating income of non same store properties	(170,897)	(2,780)
Less: Eliminations and non-property specific net operating income	5,933	2,451

Same Store net operating income	$214,608	$212,941